                                                                    Exhibit 11.1

                                 PartnerRe Ltd.
        Computation of Net Income per Common and Common Equivalent Share
              For the Nine Months Ended September 30,200l and 2000
       (Expressed in thousands of U.S. dollars, except per share amounts)

                                                For the Nine Months Ended September 30, 200l
                                               ----------------------------------------------

                                                  Income            Shares         Per-Share
                                                (Numerator)      (Denominator)      Amount
Net income                                       ($189,431)
Less: Preferred stock dividends                     15,000
                                               ------------
Basic Net Income Per Share
Net income available to common shareholders       (204,431)        50,137.6          ($4.08)
                                                                                   ===========
Effect of Dilutive Securities:(1)


                                                For the Nine Months Ended September 30, 200O
                                               -----------------------------------------------

                                                 Income            Shares          Per-Share
                                               (Numerator)      (Denominator)        Amount
Net income                                     $   125,717
Less: Preferred stock dividends                     15,000
                                               ------------
Basic Net Income Per Share
Net income available to common shareholders        110,717         49,194.0         $  2.25
                                                                                   ===========
Effect of Dilutive Securities:

                   Class A and B Warrants                             840.1
                   Stock Options                                      496.8
                                               ------------     ------------
Diluted Net Income Per Share
Net income available to common shareholders    $   110,717         50,530.9         $  2.19
                                               ============     ============       ===========

(1) Diluted net income per share has not been shown for the 2001 period because the effect of dilutive securities would have been anti-dilutive. The weighted average number of common and common equivalent shares outstanding for the period amounted to 51,516.8 thousand shares after the dilutive effect of Class A and B warrants, and stock options of 900.4 thousand and
     535.5 thousand, respectively.

                                                                    Exhibit 11.1

                                 PartnerRe Ltd.
        Computation of Net Income per Common and Common Equivalent Share
             For the Three Months Ended September 30, 200l and 2000
       (Expressed in thousands of U.S. dollars, except per share amounts)


                                      For the Three Months Ended September 30, 200l  For the Three Months Ended September 30, 2000
                                      ---------------------------------------------  ---------------------------------------------

                                            Income         Shares      Per-Share          Income         Shares       Per-Share
                                         (Numerator)    Denominator)     Amount         (Numerator)   (Denominator)     Amount
                                        ------------  --------------  -----------     -------------  --------------  -------------
Net income                                 ($338,531)                                    $   50,880
Less: Preferred stock dividends                5,000                                          5,000
                                        ------------                                  -------------
Basic Net Income Per Share
Net income available to common
shareholders                                (343,531)       50,157.7       ($6.85)           45,880        49,229.1     $     0.93
                                                                      ===========                                     ============
Effect of Dilutive Securities:(1)

    Class A and B Warrants                                                                                    928.8
    Stock Options                                                                                             626.4
                                                                                      -------------  --------------
Diluted Net Income Per Share
Net income available to common
shareholders                                                                             $   45,880        50,784.3     $     0.90
                                                                                      =============  ==============   ============

(1) Diluted net income per share has not been shown for the 2001 period because the effect of dilutive securities would have been anti-dilutive. The weighted average number of common and common equivalent shares outstanding for the period amounted to 51,516.8 thousand shares after the dilutive effect of Class A and B warrants, and stock options of 884.6 thousand and
     474.5 thousand, respectively.